EXHIBIT 107

Calculation of Filing Fee Table

F-1
(Form Type)

CDT Environmental Technology Investment Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0025 per share(2)	457(a)	3,530,500 (3)	$4.00	$14,122,000	.0000927	$1,540.71
Fees to Be Paid	Other	Representative's Warrants(4)	-	-	-	-	-	$0.00
Fees to Be Paid	Equity	Ordinary Shares underlying the Representative's Warrants(4)	457(a)	307,000	$5.00	$1,535,000	.0000927	$167.47
Fees Previously Paid								$1,708.18
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$15,657,000		$1,708.18
	Total Fees Previously Paid							$1,708.18
	Total Fee Offsets							-
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Includes 460,500 additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(4)	The Registrant has agreed to issue, on the closing date of the offering, warrants, or the representative's warrants, to the representative of the underwriters, WestPark Capital, Inc., in an amount equal to 10% of the aggregate number of ordinary shares sold by the Registrant in the offering. The exercise price of the representative's warrants is equal to 120% of the price of the ordinary shares offered in the offering. The representative's warrants are exercisable for a period of five years from the effective date of the registration statement of which this exhibit is filed and will terminate on the fifth anniversary of the effective date of the registration statement.